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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2004

Transcat, Inc.

(Exact name of registrant as specified in charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Table of Contents

Item 7. Financial Statements and Exhibits.

(c)	Exhibit 99.1 - Transcat, Inc. Press Release dated July 14, 2004

Item 12. Results of Operations and Financial Condition.

     On July 14, 2004, Transcat, Inc. (the “Company”) issued a press release regarding its financial results for its fiscal year 2005 first quarter ended June 26, 2004. The Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     The press release issued on July 14, 2004 contained two typographical errors in the information reported under “Fiscal 2005 First Quarter Financial Highlights” concerning the net loss and net income amounts. The sentence “The net loss for the fiscal year 2005 first quarter was $0.04 million, or $0.07 per share, as compared with net income of $0.02 million for the fiscal year 2004 first quarter, or $0.03 per share” should have read: “The net loss for the fiscal year 2005 first quarter was $0.4 million, or $0.07 per share, as compared with net income of $0.2 million for the fiscal year 2004 first quarter, or $0.03 per share.” These typographical errors have been corrected in the press release furnished as Exhibit 99.1 to this Form 8-K.

     The information in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: July 16, 2004	By:	/s/ Charles P. Hadeed
Charles P. Hadeed
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

(99)	Additional Exhibits

	Exhibit 99.1	Transcat, Inc. Press Release dated July 14, 2004